UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013 (July 22, 2013)

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2013, the board of directors (the “Board”) of Trade Street Residential, Inc. (the “Company”) approved the appointment of David Levin as the Company’s President and Vice Chairman of the Board. Prior to such appointment, Mr. Levin served as the lead independent director of the Board and a member of the Audit, Nominating and Corporate Governance, and Investment Committees of the Board. Mr. Levin resigned from the Audit and Nominating and Corporate Governance Committees effective July 22, 2013, and the Board appointed James Boland, a current independent director, to serve on the Audit Committee and Lewis Gold, a current independent director, to serve on the Nominating and Corporate Governance Committee, effective as of such date. Mr. Levin will continue to serve as a member of the Investment Committee.

Mr. Levin, age 57, was formerly Vice Chairman at LNR Property LLC. Between 1992 and 2007, Mr. Levin served several roles at LNR Property LLC, including leading investments in sponsored funds with third-party institutional partners and sourcing, diligence, structuring, acquisition, financing and portfolio management for investments in B-notes and mezzanine loans. Between 1992 and 1997, Mr. Levin managed the Miami real estate investment and asset management division for Lennar Corp. (NYSE:LEN), where he was responsible for the acquisition, financing and management of distressed loan portfolios in excess of $5 billion. Before joining Lennar Corp. in 1992, Mr. Levin spent 14 years with various commercial real estate firms in New York, including Bear Stearns Real Estate Group, where he was a Managing Director and department co-head. Mr. Levin received his B.A. in liberal arts from Alfred University in 1977 and his M.B.A. from the New York University Stern School of Business in 1980.

The Company and Mr. Levin are currently negotiating the terms of an employment agreement. Once the terms of the agreement are determined, the employment agreement will be described in a separate filing. It is contemplated that Mr. Levin will have an annual base salary of $300,000 and will have an opportunity to earn a bonus based on achieving certain corporate and/or individual performance goals. He also will be entitled to certain insurance, fringe and leave benefits generally available to senior executives of the Company.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that the Company may make, contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s entry into an employment agreement with Mr. Levin. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include the risks detailed under “Risk Factors” contained in the final prospectus related to the Company’s public offering dated May 13, 2013 filed with the SEC in accordance with Rule 424(b) of the Securities Act, on May 14, 2013 and in the other documents the Company files with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Item 7.01. Regulation FD Disclosure.

On July 22, 2013, the Company issued a press release announcing the appointment of Mr. Levin as the Company’s President and Vice Chairman. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: July 26, 2013	By:	/s/ Bert Lopez
Bert Lopez
Chief Financial Officer, Chief Operating Officer and Secretary